                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           Castle Energy Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                                                  May [15], 2000




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Castle Energy Corporation (the "Company") to be held on Thursday, June 29, 2000, at 9:30 A.M., Eastern Daylight Time, at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania.

     At the Annual Meeting, you will be asked to consider and vote upon two matters: a proposal to elect the nominees named in the accompanying Proxy Statement as Directors to serve for the period indicated and a proposal to reappoint KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

     Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

     A copy of the Company's annual report on Form 10-K for the year ended September 30, 1999 was previously sent to you.

     I look forward to seeing you at the Annual Meeting.

                                            Sincerely,


                                            /s/JOSEPH L. CASTLE II

                                            Joseph L. Castle II
                                            Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION

                                     ------

                    Notice of Annual Meeting of Stockholders
                           to be held on June 29, 2000

                                                                  May [15], 2000
To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania, on Thursday, June 29, 2000 at 9:30 A.M., Eastern Daylight Time, for the following purposes:

     1. To elect the nominees named in the Proxy Statement as Directors to serve for the period indicated and until their successors have been elected.

     2. To consider and take action upon a proposal to reappoint KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 2000.

     3. To transact any other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on May 5, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended September 30, 1999 was previously sent to the stockholders.

     A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the office of the Company, One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, for examination by any stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/JOSEPH L. CASTLE II


                                            Joseph L. Castle II
                                            Chairman and Chief Executive Officer

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE
           SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  June 29, 2000


                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on June 29, 2000 and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Director for the term designated and "FOR" the reappointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 2000. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting, or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on May 5, 2000 (the "Record Date") entitled to one vote for each such share held. As of the date hereof there were [2,337,629] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about May 15, 2000.

     The address of the Company's principal executive offices is One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, and the telephone number is (610) 995-9400.

                                TABLE OF CONTENTS


                                                                                                     Page
                                                                                                     ----
INTRODUCTION.....................................................................................      1

PRINCIPAL HOLDERS OF VOTING SECURITIES...........................................................      3

SECURITY OWNERSHIP OF MANAGEMENT.................................................................      4

DIRECTORS AND EXECUTIVE OFFICERS.................................................................      5

EXECUTIVE COMPENSATION...........................................................................      7
   Summary Compensation..........................................................................      7
   Option Grants in Last Fiscal Year (Year Ended September 30, 1999).............................      7
   Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values..............      7
   Employment Agreements.........................................................................      8
   Severance/Retention Agreements................................................................      8
   Section 16(a) Beneficial Ownership Reporting Compliance.......................................      8
   Compensation Committee Interlocks and Insider Participation...................................      9
   Board Compensation Committee Report on Executive Compensation.................................      9
   Performance Graphs............................................................................     11

BOARD OF DIRECTORS AND BOARD COMMITTEES..........................................................     14
   Fiscal 1999 Board Meetings....................................................................     14
   Board Committees..............................................................................     14
   Compensation of Directors.....................................................................     14

PROPOSAL TO ELECT DIRECTOR(S)....................................................................     15

PROPOSAL TO REAPPOINT INDEPENDENT AUDITORS.......................................................     16

OTHER MATTERS....................................................................................     16

VOTE REQUIRED....................................................................................     16

STOCKHOLDER PROPOSALS............................................................................     16

EXPENSES OF SOLICITATION.........................................................................     17

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of May 5, 1999, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")), of more than five percent of the shares of Common Stock of the Company:


                                                     Amount and Nature of             Percent of
Name and Address of Beneficial Owner               Beneficial Ownership(1)              Class(1)
------------------------------------               -----------------------            ----------
Joseph L. Castle II and Sally W. Castle                   548,008(2)                     23.12%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

FMR Corp.                                                 408,750(3)                     17.49%
82 Devonshire Street
Boston, Massachusetts 02109

Kestrel Investment Management                             281,300(4)                     12.04%
411 Borel Avenue, Suite 403
San Mateo, California  94402

Dimension Fund Advisors, Inc.                             136,150(4)                      5.82%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401-1038

---------------

(1) Based on a total of [2,337,629] shares of Common Stock issued and outstanding as of May 5, 1999. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Represents
     (a) 478,233 shares of Common Stock owned by Mr. Castle, (b) 37,275 shares of Common Stock owned by Mrs. Castle and (c) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(3) These shares are beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors. Based on information furnished by stockholder as of September 30, 1999, the most recent date as of which such information was so furnished.

(4) Based on information furnished by stockholder as of September 30, 1999, the most recent date as of which such information was so furnished.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of May 5, 2000, the shares of Common Stock beneficially owned by each current and former executive officer named in the Summary of Compensation Table below (the "Named Executives"), by each director of the Company and by the directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:


                                                                   Amount and Nature of        Percent of
                  Name of Beneficial Owner                       Beneficial Ownership (1)     Class (1)(2)
-------------------------------------------------------------    ------------------------    -------------
Joseph L. Castle II..........................................           548,008(3)               23.12%

Richard E. Staedtler.........................................            50,050(4)                2.10%

Timothy M. Murin.............................................            30,225(5)                1.28%

Martin R. Hoffmann...........................................            32,000(6)                1.35%

Sidney F. Wentz..............................................            30,000(7)                1.26%

John P. Keller...............................................            27,000(8)                1.14%

All directors and executive officers
as a group (6 persons).......................................           722,283                  28.46%

-------------

(1) Based on a total of [2,337,629] shares of Common Stock issued and outstanding as of May 5, 2000. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2)  Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Represents
     (a) 478,233 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle and (b) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(4) Represents 50 shares of Common Stock owned by Mr. Staedtler and 50,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $13.125 per share.

(5) Represents 2,725 shares of Common Stock owned by Mr. Murin, 2,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $10.25 per share and 25,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $17.25 per share.

(6) Represents 2,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Hoffmann, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share, 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share, 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $17.25 per share and 5,000 shares of Common Stock issuable upon exercise of options,
     which are exercisable within 60 days at [$   ] per share.

(7) Represents 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $13.50 per share, 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share and 5,000 shares of Common Stock issuable upon exercise of options,
     which are exercisable within 60 days at [$    ] per share.

(8) Represents 2,000 shares of Common Stock owned by Mr. Keller and 10,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share, 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share, 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at [$____] per share.


                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the directors and executive officers of the Company and its significant subsidiaries as of May 5, 2000:


Named Directors and Executive
  Officers of the Company                       Age                               Position(s)
-----------------------------                   ---        --------------------------------------------------------
Joseph L. Castle II ....................        67         Chairman of the Board and Chief Executive Officer of the
                                                           Company

Sidney F. Wentz.........................        68         Director

Martin R. Hoffmann......................        68         Director

John P. Keller..........................        60         Director

Richard E. Staedtler....................        55         Director, Chief Financial Officer and Chief Accounting
                                                           Officer
Executive Officer of Significant
  Subsidiaries of the Company
--------------------------------

Timothy M. Murin........................        44         President of Castle Exploration Company, Inc. ("CECI")
                                                           and Castle Texas Production L.P. ("CTPLP"), subsidiaries
                                                           of the Company

     A description of the business experience of each of the directors and executive officers of the Company and the executive officer of significant subsidiaries of the Company is as follows:

     Directors and Executive Officers of the Company

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Charming Shoppes, Inc.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company and the Bank of Somerset Hills, and a trustee of Drew University.

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Seachange International, Inc. of Maynard, Massachusetts.

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company.

     Executive Officer of Significant Subsidiaries of the Company

     Timothy M. Murin has been the President of CECI since June 1993. From August 1986 to June 1993, Mr. Murin served as the Vice President - Exploration and Production of CECI and thereafter as President of CECI. From August 3, 1993 until January 1997 and from May 1997 to the present, Mr. Murin has been President of CTPLP.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following table summarizes all compensation earned by the Company's Chief Executive Officer and each of the other executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1999.

                           SUMMARY COMPENSATION TABLE




                                                                                             Long-Term
                                                                                           Compensation
                                                                                              Awards
                                                                                           ------------
                                                                                            Securities
                                   Fiscal Year            Annual Compensation               Underlying       All Other
                                     Ended        --------------------------------------     Options/      Compensation
Name and Principal Position       September 30,   Salary($)     Bonus($)    Retention(2)      SARs(#)           ($)
---------------------------       -------------   ---------     --------    ------------    ----------     ------------
Joseph L. Castle II..............     1999        $362,500                   $378,513                        $5,400(1)
    Chairman of the Board,            1998         356,875                    126,171                         6,234(1)
        Chief Executive Officer       1997         356,250     $800,000                                       6,868(1)
        and Director of the
        Company

Richard E. Staedtler.............     1999         251,674       50,000       182,817                         7,534(1)
    Director of the Company           1998         229,168       50,000        60,939                         6,875(1)
    Chief Financial Officer           1997         200,833       25,000                                       6,213(1)
    Chief Accounting Officer

Timothy M. Murin.................     1999         150,834       27,500        81,252                         5,571(1)
    President of Castle Exploration   1998         108,333       20,000        27,084         25,000          3,521(1)
        CECI and CTPLP                1997          95,413       25,000                                         591(1)

---------------------
(1)  Represents Company matching contributions under the Company's 401(k) Plan.

(2) Represents payments made pursuant to agreements with the Company. See "Severance/Retention Agreements."

Option Grants in Last Fiscal Year

     No options were granted to the Named Executive Officers during the fiscal year ended September 30, 1999.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

     The following table shows certain information regarding option exercises during the fiscal year ended September 30, 1999, the total number of unexercised options held at September 30, 1999 by the Named Executive Officers and the values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 1998, which was $17.00 per share. No options were exercised by any Named Executive Officer during the fiscal year ended September 30, 1999.

                          FISCAL YEAR END OPTION VALUES

                                                                     Number of
                                                                     Securities          Value of
                                                                     Underlying         Unexercised
                                                                    Unexercised        in-the-Money
                                                                     Options at         Options at
                                                                  Fiscal Year-End     Fiscal Year-End
                                     Shares           Value             (#)                 ($)
                                  Acquired on       Realized        Exercisable/       Exercisable/
             Name                 Exercise (#)          $          Unexercisable       Unexercisable
-------------------------------  --------------     --------      ---------------     ----------------
Joseph L. Castle II............                                        32,500/-          $154,375/-

Richard E. Staedtler...........      25,000          184,600           50,000/-          $193,750/-

Timothy M. Murin...............                                        27,500/-          $ 16,875/-

Employment Agreements

      Under the terms of his deferred compensation/retirement agreement, Mr. Joseph L. Castle II, Chairman and Chief Executive Officer, was entitled to an $848,000 benefit at September 30, 1996. In June 1997, the Compensation Committee changed the compensation base upon which the $848,000 benefit was computed, resulting in an increase in such benefit by $157,000 to $1,005,000 as of September 30, 1997. In October 1997, the Company paid Mr. Castle $285,456. In October 1998, the Company paid Mr. Castle $302,163. The Company paid the remaining $417,381 in October 1999.

Severance/Retention Agreements

      The Company entered into severance agreements with Messrs. Castle, Staedtler and Murin in June 1996 during the period when the Company sought to sell its assets to outside parties. Pursuant to the terms of the severance agreements, each officer was entitled to severance compensation in the event the Company sold substantially all of its assets and the purchaser did not retain such Named Executive Officer. Severance compensation under such circumstances was equal to one-month's salary for each full year of service with the Company and/or its subsidiaries. In addition, the severance agreements included a retention provision whereby such Named Executive Officers were entitled to receive such retention compensation if they remained with the Company through June 1, 1998 - whether or not they were subsequently terminated. For the period from June 1, 1998 to May 31, 1999 Messrs. Castle, Staedtler and Murin received such retention pay.

      The Company entered into severance agreements with Messrs. Staedtler and Murin in June 1999. These severance agreements provide for a year's severance compensation in the event substantially all of the Company's assets are sold and the named executives are terminated as a result of such sale.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended September 30, 1999.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended September 30, 1999, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann and John P. Keller. All three members are outside directors of the Company.

Board Compensation Committee Report on Executive Compensation

     Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

     The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive with compensation levels in the external marketplace. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

     Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

     Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth, profitability and competitiveness of the Company. Bonus payments tend to reflect results of the most recent fiscal year and thus emphasize achievement of short-term business plans. In addition, special bonuses are considered for exceptional efforts made during the year in connection with a particular transaction or business situation.

     Equity Participation. The Compensation Committee believes that it is in the Company's best interests to grant stock options from time-to-time to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value. The purpose of the Company's 1992 Executive Equity Incentive Plan (the "Incentive Plan"), approved by the stockholders of the Company in May 1993, is to increase the ownership of Common Stock of the Company by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries and to attract and retain key employees and reward them for the Company's profitable performance. The Incentive Plan is administered by the Compensation Committee.

     Actual individual awards are subjectively determined based on marketplace competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The Compensation Committee believes that equity participation helps create a long-term partnership between management/owners and other stockholders. The policy of granting stock options and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

     Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 1999 was $362,500 versus $356,875 in fiscal 1998. In June 1999, the Compensation Committee increased Mr. Castle's annual salary from $360,000 to $375,000. In addition, Mr. Castle earned retention pay of $378,513 in fiscal 1999 (see "Severance/Retention Agreement").

     Mr. Castle was not granted any stock options in fiscal 1999.

     In addition to the foregoing, Mr. Castle was paid $285,456 in October 1997, $302,163 in October 1998 and $417,381 in October 1999 under his deferred compensation/retirement plan. Such payments were due to Mr. Castle at September 30, 1997 (see "Employment Agreements").

     The Compensation Committee believes that performance based bonuses and stock options should constitute a significant portion of Mr. Castle's total compensation. The Compensation Committee based the award of Mr Castle's retention and deferred compensation largely upon Mr. Castle's efforts in the Company's sale of its Rusk County, Texas oil and gas and pipeline assets to Union Pacific Resources Corporation in May 1997. This sale resulted in a gain of $19,667,000 for the Company.

     Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the Named Executive Officers, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the Named Executive Officers over one million dollars in fiscal 1999.

Compensation Committee:

Martin R. Hoffmann
John P. Keller
Sidney F. Wentz (Chairman)

Performance Graphs

     The Company is currently engaged in only one segment of the petroleum exploration and production. Until May 31, 1999, the Company was also engaged in the natural gas marketing segment of the petroleum industry. The dominant segment in fiscal 1999 was natural gas marketing which accounted for approximately 87% of consolidated revenues for the fiscal year ended September 30, 1999.

     As a result of the foregoing, performance graphs are presented for both the natural gas marketing and exploration and the production segments. Since the Company has not engaged in natural gas marketing activities since May 1999, and has no current natural gas marketing prospects, the first graph is expected to be most relevant to past operations. Conversely, since the Company has spent approximately $27,000,000 to acquire and drill oil and gas properties in the last fifteen months, the second graph is expected to have more relevance to future operations.

                Comparison of Five Year-Cumulative Total Returns1
                   Among the Company, the NASDAQ Stock Market
                 (U.S. Companies Only) and the Company's Natural
                           Gas Marketing Peer Group(2)

      This performance graph sets forth a comparison of cumulative total return since September 30, 1994 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and a Peer Group of natural gas marketing companies whose operations are comparable to the Company's continuing operations.

                    Castle                 NASDAQ             Self-Determined
             Energy Corporation         Stock Market            Peer Group
             ------------------         ------------            ----------
 9/30/94               $100                    $100                    $100
10/31/94             $93.75                $101.951                 $96.585
11/30/94            $79.688                 $98.571                 $93.023
12/30/94            $71.875                 $98.878                 $90.663
 1/31/95            $73.438                 $99.398                 $89.655
 2/28/95              $62.5                $104.622                 $92.673
 3/31/95            $50.781                $107.728                  $96.23
 4/28/95            $53.125                 $111.12                 $101.54
 5/31/95            $55.078                $113.995                $102.565
 6/30/95            $64.844                $123.224                $104.878
 7/31/95            $60.156                $132.274                $107.103
 8/31/95            $54.688                $134.959                $107.955
 9/29/95            $59.375                $138.067                    $112
10/31/95            $44.531                $137.272                $108.492
11/30/95            $50.781                $140.492                $116.734
12/29/95            $55.762                $139.749                $121.449
 1/31/96            $48.438                $140.448                $125.519
 2/29/96            $49.219                $145.802                $127.631
 3/29/96            $57.813                $146.292                $136.207
 4/30/96                $75                $158.411                $140.674
 5/31/96            $67.188                $165.678                $143.515
 6/28/96            $64.063                 $158.21                $142.149
 7/31/96            $64.063                $144.126                $135.867
 8/30/96            $58.203                 $152.21                $142.408
 9/30/96            $53.906                $163.845                $147.047
10/31/96            $52.344                $162.031                $156.006
11/29/96            $58.984                $172.084                $171.598
12/31/96            $67.188                $171.941                 $176.95
 1/31/97            $73.438                $184.142                $177.816
 2/28/97            $64.063                $173.957                $180.254
 3/31/97             $68.75                $162.617                $174.226
 4/30/97            $67.578                $167.679                $173.337
 5/30/97            $79.688                $186.672                $182.672
 6/30/97            $83.594                $192.407                $173.474
 7/31/97            $80.565                $212.684                $181.341

                    Castle                 NASDAQ             Self-Determined
             Energy Corporation         Stock Market            Peer Group
             ------------------         ------------            ----------
 8/29/97            $88.463                $212.377               $184.85
 9/30/97            $90.043                $224.968              $197.144
10/31/97            $89.363                $213.246              $206.467
11/28/97            $87.767                $214.376              $209.003
12/31/97            $88.964                $210.682               $223.26
 1/30/98            $86.296                $217.349              $216.105
 2/27/98           $101.620                $237.789              $234.645
 3/31/98           $112.911                $246.567              $235.206
 4/30/98           $119.499                $250.721              $233.743
 5/29/98           $130.880                $236.801              $232.577
 6/30/98           $126.815                $253.340              $231.696
 7/31/98           $113.472                $250.377              $221.097
 8/31/98           $112.653                $200.887              $160.690
 9/30/98           $115.111                $228.773              $201.035
10/30/98           $124.805                $238.655              $196.933
11/30/98           $125.632                $262.796              $197.797
12/31/98           $115.713                $296.889              $200.751
 1/29/99           $108.440                $340.063              $205.866
 2/26/99           $107.606                $309.584              $228.155
 3/31/99           $106.772                $332.097              $244.981
 4/30/99           $103.169                $341.425              $291.318
 5/28/99           $122.118                $333.571              $315.939
 6/30/99           $121.276                $363.350              $273.048
 7/30/99           $117.205                $358.071              $281.478
 8/31/99           $114.232                $372.259              $279.364
 9/30/99           $115.506                $371.687               $261.25

---------------

     (1) Assumes $100 invested on September 30, 1994 in the Company's Common Stock, the Nasdaq Stock Market (Market Index for U.S. Companies only) and the Peer Group (as hereinafter defined).

     (2) The Peer Group selected by the Company in 1999 is comprised of the following companies, all of which are involved in natural gas marketing:
Mitchell Energy & Development Corp., Tejas Gas Corp. Development, Western Gas Resources Inc., Dynegy Inc., Aquila Gas Pipeline Corp., the Williams Companies and Kinder Morgan Inc., Kansas, Inc. In 1998 the Peer Group selected was the same.

               Comparison of Five Year-Cumulative Total Returns(1)
                   Among the Company, the NASDAQ Stock Market
                (U.S. Companies Only) and Public Crude Petroleum
                 and Natural Gas Companies (SIC Codes 1310-1319)

                      Castle                  NASDAQ        Crude Petroleum and
                Energy Corporation         Stock Market    Natural Gas Companies
                ------------------         ------------    ---------------------
 9/30/94                   $100                  $100                  $100
10/31/94                $93.750              $101.951              $102.362
11/30/94                $79.688               $98.571               $96.801
12/30/94                $71.875               $98.878               $95.338
 1/31/95                $73.438               $99.398               $89.047
 2/28/95                  $62.5              $104.622               $88.785
 3/31/95                $50.781              $107.728               $93.667
 4/28/95                $53.125               $111.12               $94.419
 5/31/95                $55.078              $113.995               $95.942
 6/30/95                $64.844              $123.224               $95.805
 7/31/95                $60.156              $132.274               $95.906
 8/31/95                $54.688              $134.959               $94.514
 9/29/95                $59.375              $138.067               $97.017
10/31/95                $44.531              $137.272               $91.964
11/30/95                $50.781              $140.492               $93.598
12/29/95                $55.762              $139.749              $100.189
 1/31/96                $48.438              $140.448              $103.737
 2/29/96                $49.219              $145.802              $106.247
 3/29/96                $57.813              $146.292              $103.887
 4/30/96                    $75              $158.411              $112.971
 5/31/96                $67.188              $165.678              $120.415
 6/28/96                $64.063               $158.21              $126.095
 7/31/96                $64.063              $144.126               $118.28
 8/30/96                $58.203               $152.21              $118.602
 9/30/96                $53.906              $163.845              $129.595
10/31/96                $52.344              $162.031              $135.593
11/29/96                $58.984              $172.084              $141.194
12/31/96                $67.188              $171.941              $144.813
 1/31/97                $73.438              $184.142              $147.251
 2/28/97                $64.063              $173.957              $123.821
 3/31/97                 $68.75              $162.617              $126.333
 4/30/97                $67.578              $167.679              $119.502
 5/30/97                $79.688              $186.672              $131.211
 6/30/97                $83.594              $192.407               $139.97
 7/31/97                $80.565              $212.684              $139.955
 8/29/97                $88.463              $212.377              $150.859
 9/30/97                $90.043              $224.968              $172.375
10/31/97                $89.363              $213.246              $170.015
11/28/97                $87.767              $214.376              $153.378
12/31/97                $88.964              $210.682              $138.017

                      Castle                  NASDAQ        Crude Petroleum and
                Energy Corporation         Stock Market    Natural Gas Companies
                ------------------         ------------    ---------------------
 1/30/98                $86.296              $217.349               $130.99
 2/27/98                $101.62              $237.789              $130.646
 3/31/98               $112.911              $246.567              $140.158
 4/30/98               $119.499              $250.721              $140.384
 5/29/98                $130.88              $236.801              $127.836
 6/30/98               $126.815               $253.34              $123.867
 7/31/98               $113.472              $250.377              $107.468
 8/31/98               $112.653              $200.887               $83.253
 9/30/98               $115.111              $228.773               $91.793
10/30/98               $124.805              $238.655               $89.830
11/30/98               $125.632              $262.796               $77.346
12/31/98               $115.713              $296.889               $66.954
 1/29/99               $108.440              $340.063               $65.089
 2/26/99               $107.606              $309.584               $55.570
 3/31/99               $106.772              $332.097               $61.707
 4/30/99               $103.169              $341.425               $68.505
 5/28/99               $122.118              $333.571               $68.426
 6/30/99               $121.276              $363.350               $72.595
 7/30/99               $117.205              $358.071               $76.717
 8/31/99               $114.232              $372.259               $77.011
 9/30/99               $115.506              $371.687               $77.719

     This performance graph sets forth a comparison of cumulative total return since September 30, 1994 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and public crude petroleum and natural gas companies (SIC 1310-1319).
---------------
     (1) Assumes $100 invested on September 30, 1994 in the Company's Common Stock, the NASDAQ Stock Market (Market Index for U.S. Companies only) and Peer Group Comprised of all Public Crude Petroleum and Natural Gas Companies (SIC Codes 1310-1319)

                     BOARD OF DIRECTORS AND BOARD COMMITTEES


Fiscal 1999 Board Meetings

     The Board of Directors of the Company held nine meetings during the fiscal year ended September 30, 1999. During such fiscal year, each of the incumbent directors attended not less than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

Board Committees

     The Audit Committee consists of Mr. Hoffmann (Chairman), Mr. Wentz and Mr. Keller. All three Audit Committee members are outside directors. The functions of the Audit Committee are to: (a) recommend the appointment of the Company's independent public accountants; (b) review the financial reports of the Company;
(c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; and (f) review and approve the engagement by management of all non-audit and special services involving, in the aggregate, fees in excess of $15,000 per year. The Audit Committee held one meeting during the fiscal year ended September 30, 1999.

     The Company has not established a nominating committee.

     The Compensation Committee consists of Mr. Wentz (Chairman), Mr. Hoffmann and Mr. Keller. All three Compensation Committee members are outside directors. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance as well as reviews and approves the compensation of key executives, and administers the Incentive Plan. The Compensation Committee held one meeting during the fiscal year ended September 30, 1999.

Compensation of Directors

     All of the outside directors are paid director's fees of $32,000 per year. In addition, all outside directors receive fees for attending meetings of the board of directors. The fee per meeting is $1,500. Committee members also receive a $500 fee for attending each committee meeting.

     In addition, each outside director is granted an option to purchase 5,000 shares of Common Stock each calendar year under the Company's 1992 Executive Equity Incentive Plan. The option is granted on the first business day of each calendar year. The exercise price for such options is the closing price of the Company's stock on the date of grant. The option is exercisable six months after it is granted. In January 1999, the Company issued to each of Messrs. Hoffmann, Wentz and Keller options to purchase 5,000 shares of Common Stock at $17.25 per share. The options expire in ten years.

                           PROPOSAL TO ELECT DIRECTORS

     At the Annual Meeting, the Stockholders will be asked to elect two directors, constituting one class of directors, to serve for the term indicated and until such director's successor are elected and qualified. In the unanticipated event that one or both of the nominee for director becomes unavailable, it is intended that proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

     The Company's Bylaws, as amended, provide that the number of directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the directors shall be divided into three classes, each class to consist of, as nearly as possible, one third of the number of directors who constitute the entire Board. At each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominees set forth below. The Board of Directors recommends voting "FOR" the nominees to serve in the class indicated.

     Information concerning the nominees for the class of directors to be elected, as well as those continuing directors not standing for election at the Annual Meeting, is set forth below:

     The following individuals are nominated to serve as directors in the class whose term will expire at the Annual Meeting in the year 2003:

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provided certain administrative services to the Company until June 30, 1999.

     The following individuals are directors whose term will expire at the 2001 Annual Meeting.

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Charming Shoppes, Inc.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in June 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company and the Bank of Somerset Hills, and a trustee of Drew University.

     The following individual is a director whose term will expire at the 2002 Annual Meeting:

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Seachange International, Inc. of Maynard, Massachusetts.

                  PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP ("KPMG") to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 2000. The firm has no material relationship with the Company and is considered well qualified. Should the stockholders of the Company not ratify the selection of KPMG or should the fees proposed by KPMG become excessive or the services provided by KPMG become unsatisfactory, the selection of another firm of independent certified public accountants will be undertaken by the Board of Directors.

     Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

     The two nominees within the class of directors for election to the Board of Directors at the Annual Meeting who receives the greatest number of votes for director, a quorum being present, shall become the directors for such class. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the election of KPMG as the independent accountants of the Company. Abstentions and non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     Any proposals of stockholders which are intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 15, 2001 for consideration for inclusion in the Proxy Statement. In addition, the persons named as proxies on the form of proxy mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2001 Annual Meeting of Stockholders will be authorized to vote in their own discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by April 1, 2001. Such proxy holders' authority to vote in their discretion on stockholder purposes as to which the Company does receive notice by April 1, 2001 will be determined in accordance with the rules of the Securities and Exchange Commission.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/JOSEPH L. CASTLE II

                                            JOSEPH L. CASTLE II
                                            Chairman and Chief Executive Officer

Radnor, Pennsylvania
May [15], 2000